UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 13, 2009

BLACKHAWK CAPITAL GROUP BDC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	814-00678 (Commission File Number)	20-1031329 (IRS Employer Identification No.)

14 Wall Street, 11th Floor New York, New York (Address of principal executive offices)	10005 (Zip Code)

Registrant’s telephone number, including area code: (212) 566-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1       Registrant's Business and Operations
Item 1.01       Entry into a Material Definitive Agreement

On February 17, 2009, Blackhawk Capital Group BDC, Inc., a Delaware corporation ("Blackhawk") executed an amendment to a placement agent agreement (“First Placement Agreement”) with John W. Loofbourrow Associates, Inc. (“JWL”) and EquitySmith, Inc. (“ESI”) to provide that the term of the First Placement Agreement would be extended to March 17, 2009.  The First Placement Agreement was reported and described in a Form 8-K filed by Blackhawk on January 20, 2009 with the Securities and Exchange Commission (“January 20th Form 8-K”), which January 20th Form 8-K is fully incorporated herein by reference as if fully set forth herein.

On February 13, 2009, Blackhawk signed an additional, separate placement agent agreement with ESI ("Second Placement Agreement") with the objective of ESI placing additional shares of Common Stock of Blackhawk with qualified institutional buyers (“QIBS”) as defined under Rule 144A of the Securities Act of 1933, as amended (“Securities Act”) and accredited investors as defined in Regulation D under the Securities Act, up to a maximum offering amount of $25,000,000.  The Second Placement Agreement is substantially the same as the First Placement Agreement, except (i) it covers incremental offerings of shares of Common Stock in the Offering to a $25,000,000 maximum offering amount; (ii) ESI receives a 10% placement fee on any shares of Common Stock placed and closed with third party investors (no fee is due to ESI if ESI purchases shares for itself or its affiliates); and (iii) the term of the Second Placement Agreement runs until March 17, 2009.  JWL is not entitled to receive any placement fees pursuant to the Second Placement Agreement.  Reference is made to the January 20th Form 8-K which contains detailed information on the First Placement Agreement and which is fully incorporated herein by reference as if fully set forth herein.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2009	BLACKHAWK CAPITAL GROUP BDC, INC.

	By:	/s/ Craig A. Zabala
Craig A. Zabala
Chief Executive Officer

3